Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Health Grades, Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

August 6, 2010

MOUNTAIN MERGER SUB CORP.

By:	/s/ Steven Della Rocca
Name: Steven Della Rocca
Title: Secretary

MOUNTAIN ACQUISITION CORP.

By:	/s/ Steven Della Rocca
Name: Steven Della Rocca
Title: Secretary

MOUNTAIN ACQUISITION HOLDINGS, LLC

By:	/s/ Steven Della Rocca
Name: Steven Della Rocca
Title: Secretary

VESTAR CAPITAL PARTNERS V, L.P.

By: Vestar Associates V, L.P.,
its General Partner

By: Vestar Managers V Ltd.,
its General Partner

By:	/s/ Brian P. Schwartz
Name: Brian P. Schwartz
Title: Managing Director & Chief Financial Officer

VESTAR ASSOCIATES V, L.P.

By: Vestar Managers V Ltd.,
its General Partner

By:	/s/ Brian P. Schwartz
Name: Brian P. Schwartz
Title: Managing Director & Chief Financial Officer

VESTAR MANAGERS V LTD.

By:	/s/ Brian P. Schwartz
Name: Brian P. Schwartz
Title: Managing Director & Chief Financial Officer

Signature Page to Joint Filing Agreement